Exhibit 10.33

AMENDMENT OF MORTGAGE AND SECURITY AGREEMENT

THIS AMENDMENT OF MORTGAGE AND SECURITY AGREEMENT (this “Amendment”), dated as of the 3rd day of January, 2010 is made by KADANT INC., a Delaware corporation (the “Mortgagor”), successor by merger to Kadant Web Systems, Inc., a Massachusetts corporation (“KWSI”), and RBS CITIZENS, NATIONAL ASSOCIATION (the “Mortgagee”), successor by merger to Citizens Bank of Massachusetts (“Citizens”).

WHEREAS, KWSI executed that certain Mortgage and Security Agreement dated as of May 4, 2006 to Citizens recorded with the Worcester District Registry of Deeds, Book 38918, Page 254 covering real estate located at 35 Sword Street, Auburn, Massachusetts (“the Mortgage”); and

WHEREAS, KWSI has merged into the Mortgagor pursuant to Delaware and Massachusetts law and the Mortgagor has filed a Certificate of Merger with the Secretary of the Commonwealth of Massachusetts and the Secretary of the State of Delaware; and

WHEREAS, the Mortgagee and the Mortgagor wish to amend the Mortgage as set forth below; and

WHEREAS, all capitalized terms used and not defined herein shall have the same meaning set forth in the Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee agree as follows:

1. The text following the heading “RECITALS” and preceding the heading “GRANTING CLAUSE” on page 1 of the Mortgage is hereby deleted and the following substituted therefor:

The Mortgagor has executed to the Mortgagee that certain Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00) dated as of May 4, 2006 to the Mortgagee (together with all amendments, modifications, replacements, renewals and extensions thereof, the “Note”).

This Mortgage, the Note, and the other Mortgages (as defined in the Note) together with all other documents or instruments previously, now or hereafter executed by any of the Borrower or the Guarantors (as defined in the Note) in favor of the Mortgagee in connection with the Loan (as defined below) or entered into by any of the Borrower or the Guarantors and the Mortgagee in connection with the Loan, including without limitation, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all other agreements or arrangements designed to protect the Mortgagor against fluctuations in interest rates or currency exchange rates, including any and all extensions, renewals, amendments, modifications and supplements thereof, are collectively referred to herein as the “Loan Documents.”

2. The first paragraph of the text following the heading “GRANTING CLAUSE” is deleted and the following substituted therefor:

NOW, THEREFORE, in consideration of the Mortgagee’s making the loan that is evidenced by the Note (the “Loan”), and in order to secure the payment of all amounts due and payable thereunder up to Four Million Five Hundred Thousand Dollars ($4,500,000.00), (the “Obligations”), the Mortgagor does hereby give, grant, bargain, sell and confirm to the Mortgagee, with MORTGAGE COVENANTS, the following property, rights and interests, TO HAVE AND TO HOLD unto the Mortgagee, its successors and assigns forever:

3. Section 1.12(c) is deleted and the following is substituted therefor:

(c) “Permitted Transfers” shall mean the transfer of the Mortgaged Property, or the Collateral, or any part thereof or interest therein, or of any interests in the Mortgagor, (i) to any entity owned or controlled by the Mortgagor or under common control with the Mortgagor, provided that if the whole or any part of the Mortgaged Property or Collateral is so transferred, such transferee shall execute a limited guaranty and mortgage and security agreement (or similar document) acceptable to the Mortgagee, or (ii) to any other entity, provided the Mortgagor provides (x) cash collateral for the Obligations or (y) other substitute collateral for the Obligations approved by the Mortgagee (which approval shall not be unreasonably withheld if the value of such substitute collateral together with the other collateral for the Loan, is (1) sufficient to satisfy an eighty percent (80%) loan-to-value ratio for the then outstanding balance of the Loan and (2) satisfies the Mortgagee’s environmental and title requirements) and the owner of such substitute collateral executes a limited guaranty and a mortgage (in the case of real estate collateral) and security agreement (or other applicable security document) acceptable to the Mortgagee prior to any such transfer (together, the “Substitute Security Documents”), provided that if such substitute collateral is real estate, if the mortgage and security agreement is substantially the same as the Mortgage, except to such extent that revisions are necessary to comply with the requirements of the laws of the state in which such real estate is located, it will be acceptable to the Mortgagee.

4. Section 2.1 is deleted and the following is substituted therefor:

2.1. Events of Default. The occurrence of any one or more of the following shall be deemed an “Event of Default” under this Mortgage:

(a) any failure by the Mortgagor to pay any principal due under the Note at maturity or upon acceleration; or

(b) any failure by the Mortgagor or any of the Guarantors to pay any other sum to be paid to the Mortgagee under this Mortgage or any other Loan Document and such failure continues for five (5) days after written notice from the Mortgagee to the Mortgagor that such amount was due in accordance with the terms of this Mortgage or any other Loan Document; or

(c) any breach by the Mortgagor or any of the Guarantors, or failure of the Mortgagor or any of the Guarantors to observe, any other covenant, term or condition contained in this Mortgage or in any other Loan Document, or in any certificate or side letter executed and delivered in connection with the Loan Documents, and such breach or failure continues for thirty (30) days after written notice thereof from the Mortgagee to the Mortgagor or if such breach or failure cannot through the exercise of reasonable diligence be cured within said 30-day period, such additional period of time as may reasonably be required to cure such matter, not to exceed one hundred eighty (180) days, provided that the Mortgagor or Guarantor shall commence to cure such breach or failure with thirty (30) days and use diligent efforts to complete such cure (except for any breach or failure to observe any term or condition contained in Section 1.5, 1.7, 1.8 or 1.12 or any application of insurance proceeds by the Mortgagor in violation of the provisions of Section 1.8, each of which shall constitute an Event of Default without notice or any opportunity to cure); or

(d) the occurrence of any Event of Default, which phrase shall mean a default after any applicable notice and beyond any applicable cure period, under that certain $75,000,000 Credit Agreement among Kadant Inc. and JP Morgan Chase Bank, N.A., as Administrative Agent, et al., dated as of February 13, 2008, and all amendments, modifications, extensions, substitutions, or replacements thereof, including, without limitation, new loan documents entered into in connection with any re-financings of the loan described therein; or

(e) title to the Mortgaged Property or the Collateral is or becomes unsatisfactory to the Mortgagee in its reasonable sole discretion by reason of any lien, charge, encumbrance, title condition or exception not listed in Exhibit B (including without limitation, any mechanic’s, materialman’s or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Mortgagee to the Mortgagor; or

(f) any material representation or warranty made or deemed to be made by or on behalf of the Mortgagor or any of the Guarantors in any Loan Document, or in any report, certificate, financial statement, document or other instrument delivered by or on behalf of such party pursuant to or in connection with any Loan Document, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

(g) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Mortgagor, or any Guarantor, or any sale, transfer or other disposition of all or substantially all of the assets of the Mortgagor, or any Guarantor, other than as permitted under the terms of this Mortgage; or

(h) any suit or proceeding shall be filed against the Mortgagor or any Guarantor, the Mortgaged Property or the Personal Property which, if adversely determined, would have a materially adverse affect on the ability of the Mortgagor or any Guarantor to perform their obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within thirty (30) days after notice thereof; or

(i) the Mortgagor or any of the Guarantors shall file a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code, or an order for relief shall be issued against any of the Mortgagor or the Guarantors in any involuntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code and such order is not dismissed within ninety (90) days after the issuance thereof, or the Mortgagor or any of the Guarantors shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the Mortgagor or any of the Guarantors shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Mortgagor or any of the Guarantors, or of all or any substantial part of the property of the Mortgagor or any of the Guarantors, or the Mortgagor or any of the Guarantors shall make an assignment for the benefit of creditors, or the Mortgagor or any of the Guarantors shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

(j) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Mortgagor or any of the Guarantors seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

(k) any uninsured final judgment in excess of $250,000.00 shall be rendered against the Mortgagor or any of the Guarantors and shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, unless any of the Mortgagor or the Guarantors posts a bond for any such amount in excess of $250,000.00; or

(l) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Mortgagee, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Mortgagor or any of the Guarantors or any of the stockholders of the Mortgagor or any of the Guarantors or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof.

5. The addresses for notices contained in Section 4.2 shall be deleted and the following substituted therefor:

If to the Mortgagee:

RBS Citizens, National Association

28 State Street

Boston, Massachusetts 02109

Attn: William E. Lingard, Senior Vice President

Phone: (617) 994-7114

Fax: (617) 723-9371

with a copy to:

Thomas L. Guidi, Esq.

Hemenway & Barnes LLP

60 State Street

Boston, Massachusetts 02109

Phone: (617) 227-7940

Fax: (617) 227-0781

If to the Mortgagor to:

Kadant Inc.

One Technology Park Drive

Westford, Massachusetts 01886

Attn: Daniel J. Walsh, Treasurer

Phone: (978) 776-2020

Fax: (978) 635-1593

and to:

Sandra L. Lambert

Vice President, General Counsel and Secretary

Kadant Inc.

One Technology Park Drive

Westford, Massachusetts 01886

Phone: (978) 776-2013

Fax: (978) 635-1593

6. All other terms and conditions of the Mortgage are hereby ratified and confirmed.

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[Amendment of Mortgage and Security Agreement]

Executed as a sealed instrument as of the date first above written.

KADANT INC.

By:	/s/ Daniel J. Walsh
Daniel J. Walsh,
Treasurer

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ William E. Lingard
William E. Lingard,
Senior Vice President

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

Before me, the undersigned notary public, on this 30th day of December, 2009, personally appeared Daniel J. Walsh, who is personally known to me or was provided to me through a current document issued by a federal or state government agency bearing a photographic image of the signatory’s face and signature to be the person whose name is signed to the foregoing instrument and acknowledged to me that he signed it as his free act and deed and the free act and deed of Kadant Inc. as Treasurer of Kadant Inc., for its stated purpose.

/s/ Sandra L. Lambert
[notary seal]

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

Before me, the undersigned notary public, on this 30th day of December, 2009, personally appeared William E. Lingard, who is personally known to me or was provided to me through a current document issued by a federal or state government agency bearing a photographic image of the signatory’s face and signature to be the person whose name is signed to the foregoing instrument and acknowledged to me that he signed it as his free act and deed and the free act and deed of RBS Citizens, National Association as Senior Vice President of RBS Citizens, National Association, for its stated purpose.

/s/ Christopher Rothwell
[notary seal]